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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K



                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                         Date of Report: July 27, 2001
                       (Date of earliest event reported)


                        MICROCIDE PHARMACEUTICALS, INC.
            (exact name of registrant as specified in its charter)

          Delaware                Commission File:                94-3186021
(State or other jurisdiction          0-28006                 (I.R.S. Employer
    of incorporation or                                      Identification No.)
       organization)


                               850 Maude Avenue
                       Mountain View, California  94043
         (Address of Principal executive offices, including zip code)



                                (650) 428-1550
             (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

The Althexis Company Merger Transaction

     On July 27, 2001, Microcide Pharmaceuticals, Inc., a Delaware corporation ("Microcide"), California MP Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Microcide ("Sub"), and The Althexis Company, Inc., a Delaware corporation ("Althexis"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), which is attached hereto as Exhibit 99.1 and incorporated by reference herein. Pursuant to the terms of the Merger Agreement, and subject to certain conditions being satisfied or waived, Sub will merge (the "Merger") with and into Althexis with Althexis surviving the Merger as a wholly-owned subsidiary of Microcide. Under the terms of the Merger Agreement, Mark Skaletsky, the current Chairman and CEO of Althexis, will become the Chairman, CEO and President of Microcide following the Merger.

     At the effective time of the Merger, each share of Althexis common stock, par value $0.01 per share ("Althexis Common Stock"), and each share of Althexis preferred stock, par value $0.01 per share ("Althexis Preferred Stock"), outstanding immediately prior to the effective time will be converted into the right to receive a number of shares of common stock, par value $0.001 per share ("Microcide Common Stock"), of Microcide equal to the exchange ratio. The exchange ratio will be calculated by dividing 5,550,000 shares of Microcide Common Stock by the number of shares of Althexis Common Stock outstanding (assuming the issuance of shares issuable upon exercise of outstanding options and warrants and conversion of outstanding Althexis Preferred Stock) immediately prior to the closing (the "Exchange Ratio"). Upon closing, each warrant to purchase shares of Althexis Common Stock or Althexis Preferred Stock outstanding and unexercised immediately prior to the effective time of the Merger will be assumed by Microcide and will have the same terms and conditions as were applicable prior to the Merger, except that each warrant will become exercisable for a number of shares of Microcide Common Stock as determined by the Exchange Ratio, with a corresponding change in the exercise price of the warrant. In addition, each option to purchase shares of Althexis Common Stock outstanding under the Althexis 1999 Stock Option Plan and unexercised immediately prior to the effective time of the Merger will be assumed by Microcide and have the same terms and conditions as were applicable prior to the Merger, except that each option will become exercisable for a number of shares of Microcide Common Stock as determined by the Exchange Ratio, with a corresponding change in the exercise price of the option.

     The shares of Microcide Common Stock issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Act"). Under the terms of the Merger Agreement, Microcide will file a registration statement on Form S-3 covering the resale by the holders of the Microcide Common Stock issued in connection with the Merger. At the closing of the Merger, certain stockholders of Althexis will enter into stockholders agreements providing for certain resale restrictions for one and two year periods after the closing of the Merger. Microcide will also file a registration statement on Form S-8 relating to the issuance of the shares of Microcide Common Stock upon the exercise of the Althexis stock options assumed in the Merger.

     In connection with the Merger Agreement, Microcide and Althexis have entered into reciprocal stock option agreements (the "Option Agreements") pursuant to which Microcide has granted to Althexis, and Althexis has granted to Microcide, an option to acquire up to 19.9% of

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the common stock of Microcide and Althexis, respectively. The options are exercisable only under certain circumstances related to the termination of the Merger Agreement and are subject to a limitation on the total profit that may be realized. The Option Agreements are attached hereto as Exhibits 99.2 and 99.3 and are incorporated by reference herein. Microcide and Althexis have also agreed that, in the event the Merger Agreement is terminated under certain circumstances, one party may be obligated to pay the other's out-of-pocket expenses and to pay certain termination fees.

     Also in connection with the execution of the Merger Agreement, certain officers of Althexis have entered into severance agreements with Microcide which will become effective at the closing of the Merger.

Series B Preferred Stock Financing Transaction

     Concurrent with the execution of the Merger Agreement, Microcide entered into Subscription Agreements (collectively, the "Subscription Agreements") to sell shares of Series B convertible redeemable preferred stock, par value $0.001 per share (the "Preferred Stock"), of Microcide to certain investors (the "Investors") for an aggregate purchase price equal to $60,000,000 in a private placement transaction exempt from registration under the Act (the "Financing"). The Preferred Stock will be convertible into shares of Microcide Common Stock at a fixed exchange ratio of $3.00 per share, subject to adjustment for stock dividends, stock splits and similar events. The holders of shares of Preferred Stock will be entitled to receive dividends when, as, and if declared by the Board of Directors out of funds legally available for such purpose and will also be entitled to participate in any dividends declared and paid on shares of Microcide Common Stock, on an as-if converted basis. The forms of Subscription Agreement and Certificate of Designations for the Preferred Stock are attached hereto as Exhibits 99.4 and 4.1 and are incorporated by reference herein.

     Under the terms of the Subscription Agreements, Microcide will file a registration statement on Form S-3 covering the resale by the Investors of the Microcide Common Stock issuable upon conversion of the Preferred Stock. At the closing of the Financing, the Investors will enter into lock-up agreements providing for certain resale restrictions for nine months after the closing of the Financing. The Investors will be entitled to certain rights of first refusal in connection with certain future equity offerings of Microcide, subject to applicable federal and state securities laws.

     The Preferred Stock will be mandatorily redeemable on the fifth anniversary of the date of issuance at a price equal to the original purchase price, plus any declared and unpaid dividends, subject to the holders' right to delay redemption for one year. In addition, the Preferred Stock will be redeemable at the holder's option at a price equal to the original purchase price, plus any declared and unpaid dividends, upon the occurrence of certain events, including, among others, a change of control transaction, the delisting of Microcide's Common Stock from the Nasdaq National Market or upon Microcide's default on any indebtedness individually in excess of $1,000,000 or in excess of $2,000,000 in the aggregate. The Preferred Stock will also be redeemable at Microcide's option, beginning any time at least two years after the closing of the Financing, in the event that the closing price of Microcide Common Stock exceeds $20 for 40 consecutive trading days, provided that the registration statement covering the resale of the Microcide Common Stock issuable upon conversion of the Preferred Stock has been effective for that entire 40-day period.

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     The Preferred Stock will be entitled to vote together with the Microcide
Common Stock on an as-if converted basis. Microcide's Board will continue to consist of eight directors. The Preferred Stock, voting together as a separate class, will be entitled to elect three members of Microcide's Board of Directors (the "Series B Directors") and will vote together with the Microcide Common Stock to elect the remaining members of the Board of Directors, which will be nominated by Microcide's Board of Directors. In connection with the closing of the Financing, the Investors will enter into voting agreements irrevocably granting a power of attorney to the Chairman of Microcide for the election of directors (other than the Series B Directors) after the completion of the Merger and Financing.

     In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the payment of any liquidation preference payments on any shares of capital stock of Microcide ranking senior in liquidation preference rights to the Preferred Stock, the holders of Preferred Stock shall be entitled to receive out of Microcide's assets a liquidation preference payment on each share of Preferred Stock equal to the original purchase price, plus any declared and unpaid dividends, before any payment shall be made or any assets distributed to the holders of Microcide Common Stock. After payment in full of the liquidation preference on the Preferred Stock, the holders of Preferred Stock shall not be entitled to any further participation in any distribution of assets by Microcide.

     By the terms of the Merger Agreement and the Subscription Agreements, the Merger and the Financing are contingent upon each other and are anticipated to close concurrently. Completion of the Merger and Financing is subject to approval of Microcide and Althexis stockholders, regulatory approvals, the sale and issuance of at least $55,000,000 of Preferred Stock and customary closing conditions. Stockholders holding over 93% of the voting power of Althexis's outstanding common stock have entered into agreements to vote their shares in favor of the Merger.

     On July 30, 2001, Microcide and Althexis issued a joint press release announcing the Merger and the Financing, which press release is attached hereto as Exhibit 99.5 and incorporated herein by reference.

     The foregoing summaries of the Merger, the Financing and the associated agreements are qualified in their entirety by reference to the full text of the documents that are attached hereto as exhibits.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits
          --------

            4.1 Form of Certificate of Designations of Series B Convertible Redeemable Preferred Stock.

           99.1 Agreement and Plan of Merger, dated as of July 27, 2001, by and among Microcide Pharmaceuticals, Inc., California MP Acquisition, Inc. and The Althexis Company.

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           99.2     Option Agreement, dated as of July 27, 2001, by and between
                    Microcide Pharmaceuticals, Inc. and The Althexis Company with regard to shares of Althexis common stock.

           99.3 Option Agreement, dated as of July 27, 2001, by and between Microcide Pharmaceuticals, Inc. and The Althexis Company with regard to shares of Microcide common stock.

           99.4 Form of Subscription Agreement, dated as of July 27, 2001, by and between Microcide Pharmaceuticals, Inc. and each of the Investors.

           99.5     Joint Press Release, dated July 30, 2001.


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,


                             MICROCIDE PHARMACEUTICALS, INC.



Date:  August 3, 2001        By  /s/ James E. Rurka
                                 --------------------------------
                                 Name:  James E. Rurka
                                 Title: President and Chief Executive Officer

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                                 EXHIBIT INDEX


Exhibit
  No.          Description
-------        -----------
  4.1          Form of Certificate of Designations of Series B Convertible
               Redeemable Preferred Stock.

 99.1 Agreement and Plan of Merger, dated as of July 27, 2001, by and among Microcide Pharmaceuticals, Inc., California MP Acquisition, Inc. and The Althexis Company.

 99.2 Option Agreement, dated as of July 27, 2001, by and between Microcide Pharmaceuticals, Inc. and The Althexis Company with regard to shares of Althexis common stock.

 99.3 Option Agreement, dated as of July 27, 2001, by and between Microcide Pharmaceuticals, Inc. and The Althexis Company with regard to shares of Microcide common stock.

 99.4 Form of Subscription Agreement, dated as of July 27, 2001, by and between Microcide Pharmaceuticals, Inc. and each of the Investors.

 99.5          Joint Press Release, dated as of July 30, 2001.

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